Exhibit 99.1

RTI Surgical Holdings, Inc.® Announces Sale of OEM Business and Preliminary Fourth Quarter and Full Year 2019 Revenues

Subsequent to Closing of the $490M Transaction, RTI Surgical Will be a Global Pure Play Spine Company Targeting Double-Digit Growth

Deerfield, Ill., January 13, 2020 – RTI Surgical Holdings, Inc. (Nasdaq: RTIX), a global surgical implant company, today announces a definitive agreement for the sale of the Company’s OEM business to Montagu Private Equity LLP (‘Montagu’), a leading European private equity firm, for a total consideration of $490 million. The transaction is targeted to close in the first half of 2020.

Transaction Overview

•	RTI Surgical Holdings has agreed to sell its OEM business to Montagu, a leading European private equity firm, for $480 million in cash and certain other consideration, totaling $490 million

•	The RTI Surgical Holdings Board of Directors unanimously approved the transaction

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The transaction is subject to approval from RTI Surgical Holdings’ shareholders, the customary regulatory approvals and the satisfaction of customary closing conditions, and is targeted to close in the first half of 2020

•	Upon closure of the transaction, RTI Surgical Holdings will be a global pure play spine business focused on growth and innovation

•	After closing, the OEM business will continue under a contractual relationship to support RTI in developing and manufacturing certain products in RTI’s product portfolio

•	Proceeds from the transaction are currently expected to be used to repay indebtedness and to capitalize RTI Surgical Holdings for continued investment in its global spine portfolio

“The sale of the OEM business to Montagu completes the first phase of our strategic transformation to reduce complexity, drive operational excellence and accelerate the growth of RTI Surgical,” said Camille Farhat, President and CEO, RTI Surgical Holdings. “We are excited about this transaction, not only because of the value that is immediately created, but also because the OEM business is going to an experienced investor who understands the business and the expertise of the people and will support its growth and development.”

Mr. Farhat continued, “Following the transaction, we believe RTI will be a global pure play spine company with tremendous fundamentals and exciting long-term growth prospects. We estimate the spine business will have generated global revenues in the range of $118 million to $119 million with gross margins of approximately 75% in 2019. Immediately, post-transaction, the continuing business is expected to be debt-free and have approximately $175 million to $200 million of cash on the balance sheet to support its growth, which will be further driven by our Novel Therapies and an expected minimum of 10 new product introductions during each of the next two years.”

Olivier Visa, President of the OEM business commented, “We are thrilled about the sale of the OEM business to Montagu. We have built a world-class design, development and manufacturing competency with demonstrated expertise across tissue, biologics and hardware with a tremendous team and a customer base of leading medical technology companies. We are vested in continuing to build customer intimacy in service of our existing and future partners and continuing our legacy of serving more patients and maximizing the gift of donation. We look forward to working with Montagu in driving the growth of the business and deepening the significant expertise and core competencies we have developed to serve more patients.”

Guillaume Jabalot, Director, Montagu, said: “As a strong, resilient business that is well-positioned to capitalize on accelerated growth opportunities, RTI’s OEM business is an excellent fit for Montagu’s investment strategy. We look forward to working with Olivier and the team to support the business in this exciting next chapter of growth, maintaining its ethos of exceptional service and innovation.”

Preliminary Fourth Quarter and Full Year 2019 Results

For the fourth quarter of 2019, the Company expects to report revenues of $79 million to $80 million. In the quarter, OEM segment revenues are expected to be approximately $47 million and global Spine segment revenues are expected in the range of $32 million to $33 million primarily driven by solid progression of the Novel Therapies portfolio, delivering over 20% sequential growth compared to the third quarter 2019.

For the full year of 2019, the Company expects to report revenues of $307 million to $308 million. In the full year 2019, OEM segment revenues are expected to be approximately $189 million and global Spine segment revenues are expected in the range of $118 million to $119 million.

The Company will provide formal 2020 guidance for the global Spine business at the time of the transaction closing.

Piper Sandler acted as the exclusive financial advisor and rendered a fairness opinion to RTI Surgical Holdings, and Sidley Austin and Holland & Knight were RTI Surgical Holdings’ legal advisors on the transaction. Weil, Gotshal & Manges LLP acted as legal advisors to Montagu.

Conference Call

RTI will host a conference call and audio webcast at 8:30 a.m. ET on January 14, 2020. The conference call can be accessed by dialing (877) 383-7419 (U.S.) or (760) 666-3754 (International), using conference ID 3870628. The webcast can be accessed through the investor section of RTI’s website at www.rtix.com/investors. A replay of the conference call will be available on RTI’s website for one month following the call.

About RTI Surgical Holdings, Inc.

RTI Surgical Holdings is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, plastic surgery, spine, orthopedic and trauma procedures and are distributed in over 50 countries. RTI has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com. Connect with us on LinkedIn and Twitter.

About Montagu

Montagu Private Equity is one of Europe’s leading private equity firms and has been investing in businesses for over fifty years. Montagu’s investment strategy is focused on partnership with management in buyouts of high-quality companies operating in stable and growing sectors, providing products and services that their customers would otherwise badly miss. It develops a shared strategic vision with management and then provides the necessary financial, strategic and operational resources to help realize that vision and support growth. The firm currently has assets under management of approximately €4.3 billion. Montagu partners with companies with enterprise values between €200 million and €1 billion and has made over 400 investments over the last fifty years. For additional information on Montagu, please visit www.montagu.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which may include statements regarding the impact of operational priorities on costs and their impact on RTI Surgical Holdings’ financial performance, RTI Surgical Holdings’ ability to meet its financial and other commitments, the implementation of RTI Surgical Holdings’ strategic initiatives, RTI Surgical Holdings’ ability to expand the number of patients it is able to serve, the impact of the transition from map3® to ViBone®, our growth strategy in spine, the expected integration of, and potential financial impact from various acquisitions, the success of our new product development and commercialization efforts, anticipated financial results, growth rates, future operational improvements, fiscal 2019 guidance and underlying assumptions, shareholder and regulatory approvals and the completion of the transaction. In particular, comments about RTI Surgical Holdings’ fundamentals and long-term growth prospects of RTI Surgical Holdings’ Spine business are forward-looking statements, as are expectations concerning fourth quarter 2019 revenues and the expected performance of Novel Therapies. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including RTI Surgical Holdings’ ability to effectively manage expenses and accomplish its goals and strategies, the quality of the new product offerings from RTI Surgical Holdings, general economic conditions, as well as those within RTI Surgical Holdings’ industry, RTI Surgical Holdings’ ability to integrate acquisitions into existing operations, and numerous other factors and risks identified in the Company’s Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) the risk that RTI Surgical Holdings may be unable to obtain shareholder approval for the proposed transaction or that RTI Surgical Holdings or Montagu may be unable to obtain regulatory approvals required for the proposed transaction, or required regulatory approvals may delay the proposed transaction; (ii) the risk that a condition to the closing of the proposed transaction may not be satisfied; (iii) the risk that the occurrence of an event that could give rise to termination of the definitive agreement; (iv) the risk that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (v) the timing to consummate the proposed transaction; (vi) the effect of the announcement or disruption from the proposed transaction making it more difficult to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; (vii) the diversion of management time and attention on the proposed transaction; (viii) general worldwide economic conditions and related uncertainties; (ix) the effect and timing of changes in laws or in governmental regulations; and (x) other risks described in our public filings with the SEC. Additional risks and uncertainties will be discussed in the proxy statement and other materials that RTI Surgical Holdings will file with the SEC in connection with the proposed transaction. There can be no assurance that the proposed transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the proposed transaction will be realized. These factors should be considered carefully and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law.

Important Additional Information and Where to Find It

The proposed transaction will be submitted to the shareholders of RTI Surgical Holdings for their consideration. In connection with the proposed transaction, RTI Surgical Holdings will file a proxy statement and other materials with the SEC. This communication is not a substitute for the proxy statement or any other document that RTI Surgical Holdings may send to its shareholders in connection with the proposed transaction.

RTI SURGICAL HOLDINGS SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT FOR THE PROPOSED TRANSACTION WHEN IT IS FILED, AND ANY AMENDMENT OR SUPPLEMENT THERETO THAT MAY BE FILED, WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RTI SURGICAL HOLDINGS AND THE PROPOSED TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website, www.sec.gov, from the Company at its website, www.rtix.com, or by contacting the Company’s Investor Relations at (847) 530-0249.

Participants in Solicitation

RTI Surgical Holdings and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning RTI Surgical Holdings’ participants is set forth in the proxy statement, filed March 25, 2019, for the Company’s 2019 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Media and Investor Contact

Molly Poarch

mpoarch@rtix.com

+1 224 287 2661